Exhibit 10.3

WAIVER AND AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

WAIVER AND AMENDMENT, dated as of March 11, 2011 (this “Waiver and Amendment”), relating to the AMENDED AND RESTATED LOAN AGREEMENT, dated as of August 7, 2009 (as previously amended, supplemented or otherwise modified, the “Loan Agreement”), among MSLO EMERIL ACQUISITION SUB LLC, a Delaware limited liability company (the “Borrower”), MARTHA STEWART LIVING OMNIMEDIA, INC., a Delaware corporation (the “Parent Guarantor”), and BANK OF AMERICA, N.A. (the “Bank”).

WHEREAS, the Borrower and the Parent have requested the Bank to amend the financial covenant set forth in Section 8.1 (Tangible Net Worth) of the Loan Agreement and to waive the application of the covenants set forth in Section 8.2 (Funded Debt to EBITDA Ratio) and Section 8.3 (Parent Guarantor Basic Fixed Charge Coverage Ratio) of the Loan Agreement with respect to the last day of the fiscal quarter of Parent Guarantor ending June 30, 2011; and

WHEREAS, subject to the terms and conditions set forth herein, the Bank has agreed to such request;

NOW THEREFORE, in consideration of the premises and the agreements herein, each of the Borrower and the Parent Guarantor hereby agrees with the Bank as follows:

1. Definitions. All terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.

2. Amendment to Loan Agreement. Effective as of the Effective Date, Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“8.1 Tangible Net Worth. Parent Guarantor shall maintain, (a) as of the last day of each fiscal quarter of Parent Guarantor (other than the fiscal quarter ending March 31, 2011), on a consolidated basis Tangible Net Worth equal to at least $40,000,000, and (b) as of the last day of the fiscal quarter of Parent Guarantor ending March 31, 2011, on a consolidated basis Tangible Net Worth equal to at least $35,000,000.”

3. Waiver to Loan Agreement. (a) The Bank hereby agrees that, effective as of the Effective Date, the application of the covenants set forth in Section 8.2 (Funded Debt to EBITDA Ratio) and Section 8.3 (Parent Guarantor Basic Fixed Charge Coverage Ratio) of the Loan Agreement shall be waived with respect to the last day of the fiscal quarter of Parent Guarantor ending June 30, 2011.

(b) The foregoing waiver shall not constitute (i) except as expressly set forth herein, a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document, (ii) a waiver of, or consent to, any other breach of, any other provision of the Loan Agreement or any other Loan Document or (iii) except as expressly set forth herein, a waiver, release or limitation upon the exercise by the Bank or the Collateral Agent of any of its rights, legal or equitable, under the Loan Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.

4. Conditions to Effectiveness. This Waiver and Amendment shall become effective if, and only if, all of the following conditions precedent shall have been satisfied (the date upon which satisfaction of such conditions precedent shall first occur, the “Effective Date”):

(a) the Bank shall have received counterparts of this Waiver and Amendment duly executed by the Borrower and the Parent Guarantor;

(b) the Borrower shall have paid all accrued and unpaid fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP that are reimbursable under the Loan Documents for which an invoice has been presented on or before the Effective Date;

(c) the representations and warranties contained in Section 5 hereof shall be true and correct on and as of the Effective Date (after giving effect to this Waiver and Amendment); and

(d) after giving effect to this Waiver and Amendment, no event shall have occurred and be continuing which constitutes an Event of Default or Default.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

(a) After giving effect to this Waiver and Amendment, the representations and warranties made by the Borrower and the Parent Guarantor in the Loan Agreement and in each other Loan Document to which it is a party are true and correct in all material respects on and as of the Effective Date as though made on and as of the Effective Date (except (i) to the extent such representations and warranties expressly relate to an earlier date and (ii) that the representation and warranty set forth in Section 6.4 of the Loan Agreement is further qualified by any matter set forth in the Parent Guarantor’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q prior to the date hereof).

(b) Each of the Borrower and the Parent Guarantor has all limited liability company or corporate power and authority to execute and deliver this Waiver and Amendment and to perform the obligations provided for herein and in the Loan Agreement, as modified hereby.

(c) The execution, delivery and performance by each of the Borrower and the Parent Guarantor of this Waiver and Amendment and the performance by each of the Borrower and the Parent Guarantor of its obligations under the Loan Agreement, as modified hereby, do not contravene the certificate of formation or limited liability company agreement of the Borrower or the certificate of incorporation or bylaws of the Parent Guarantor or any law applicable to either of them, or any judgment or order applicable to or binding on either of them, and do not constitute a default under any existing agreement, mortgage, indenture or contract binding on either of them or affecting either of their property.

(d) This Waiver and Amendment has been duly executed and delivered by each of the Borrower and the Parent Guarantor, and each of this Waiver and Amendment and the Loan Agreement, as modified hereby, constitutes the legal, valid and binding obligation of each of them, enforceable in accordance with its terms.

6. Release. In consideration of the agreements of the Bank contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Borrower and the Parent Guarantor, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Bank and the Collateral Agent and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Bank, the Collateral Agent and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, both at law and in equity, the Borrower or the Parent Guarantor, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Waiver and Amendment for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, any of the other Loan Documents or any transactions thereunder or related thereto.

7. Continued Effectiveness of the Loan Documents. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents to which the Borrower or the Parent Guarantor is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the date hereof (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as modified by this Waiver and Amendment and (ii) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as modified by this Waiver and Amendment.

8. Counterparts. This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

9. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Waiver and Amendment for any other purpose.

10. Governing Law. This Waiver and Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

11. Waiver and Amendment as Loan Document. Each of the Borrower and the Parent Guarantor hereby acknowledges and agrees that this Waiver and Amendment constitutes a “Loan Document.”

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed and delivered as of the date first above written.

BANK:		BORROWER:

BANK OF AMERICA, N.A.		MSLO EMERIL ACQUISITION SUB LLC

By:	/s/ Jane Heller	By:	/s/ Charles Koppelman
	Name: Jane R. Heller		Name: Charles A. Koppelman
	Title: Managing Director		Title: President

PARENT GUARANTOR:

MARTHA STEWART LIVING OMNIMEDIA, INC.

		By:	/s/ Charles Koppelman
Name: Charles Koppelman
Title: Executive Chairman, Principal Executive Officer